Exhibit 5.1

Direct:    +852 2801 6066

Cell:       +852 9162 1971

E-mail:   harriet.unger@traversthorpalberga.com

InnoLight Technology Corporation

328 Xinghu Street, 12-A3

Suzhou Industrial Park

Suzhou, Jiangsu, 215123

People’s Republic of China

13 July 2015

Dear Sirs

InnoLight Technology Corporation

We have acted as Cayman Islands legal advisers to InnoLight Technology Corporation (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933 (the “Act”), as amended (the “Registration Statement”), related to the offering by the Company and certain selling shareholders (the “Selling Shareholders”) of American Depositary Shares representing certain ordinary shares, par value US$0.001 per share (the “Shares”). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.

2	Assumptions

The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Certificate of Good Standing and the Director’s Certificate, as to matters of fact, without further verification and have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3	Opinions

Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	the Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands;

3.2	the issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. In this opinion the phrase “non-assessable” means, with respect to Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders);

3.3	the shares to be sold by the Selling Shareholders have been legally and validly issued as fully paid and non-assessable; and

3.4	the statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.

Yours faithfully

/s/ Travers Thorp Alberga

TRAVERS THORP ALBERGA

SCHEDULE 1

List of Documents Reviewed

1	the Certificate of Incorporation dated 2 January 2008;

2	a Certificate of Incumbency issued by Offshore Incorporations (Cayman) Limited, the registered office provider of the Company, dated 16 June 2015;

3	the written resolutions of the board of Directors dated 29 April 2008;

4	the written resolutions of the sole shareholder of the Company dated 29 April 2008;

5	the written resolutions of the board of Directors dated 18 August 2014;

6	the written resolutions of all shareholders of the Company dated 18 August 2014;

7	the written resolutions of all shareholders of the Company dated 26 August 2014 (and together with the shareholder resolutions listed at 4 and 6 above, the “Shareholder Resolutions”);

8	the written resolutions of the board of Directors dated 12 September 2014;

9	the Amended and Restated Memorandum and Articles of Association of the Company as adopted by special resolutions of the shareholders on 22 September 2014 (the “Pre-IPO M&A”);

10	the Memorandum and Articles of the Company as adopted on 2 January 2008 (the “M&A”);

11	the Amended and Restated Memorandum and Articles of Association of the Company as adopted on 29 April 2008 (the “Series A M&A”);

12	the written resolutions of the board of Directors dated 18 June 2015 (and together with the board resolutions listed at 3, 5 and 8 above, the “Board Resolutions”);

13	a certificate of good standing of the Company dated 11 June 2015 issued by the Registry of Companies in the Cayman Islands (the “Certificate of Good Standing”);

14	a certificate from a Director of the Company addressed to this firm, a copy of which is attached hereto (the “Director’s Certificate”);

15	the register of directors of the Company certified by Offshore Incorporations (Cayman) Limited on 29 April 2015;

16	the register of members of the Company certified by Offshore Incorporations (Cayman) Limited on 15 June 2015; and

17	the Registration Statement.

InnoLight Technology Corporation

International Corporation Services Ltd.,

PO Box 472, 2nd Floor, Harbour Place,

103 South Church Street, George Town,

Grand Cayman KY1-1106, Cayman Islands

13 July 2015

To:	Travers Thorp Alberga

1205A The Centrium

60 Wyndham Street

Central, Hong Kong

Dear Sirs

InnoLight Technology Corporation (the “Company”)

I, Sheng Liu, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The M&A were adopted on 2 January 2008, the Series A M&A were adopted on 29 April 2008 and the Pre-IPO M&A were adopted pursuant to a special resolution dated 22 September 2014. The M&A were unamended until the adoption of the Series A M&A, the Series A M&A were unamended until the adoption of the Pre-IPO M&A and the Pre-IPO M&A remain in full force and effect and are unamended.

2	The Board Resolutions were each signed by all the directors of the Company as at the date of such resolution in the manner prescribed in the relevant memorandum and articles of association of the Company.

3	The Shareholders Resolutions were signed by the shareholders of the Company as at the date of such resolution in the manner prescribed in the relevant memorandum and articles of association of the Company.

4	The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from performing its obligations under the corporate governance practices described or provided for (as the case may be) in the exhibits to the Resolutions.

5	The Board Resolutions and the Shareholder Resolutions were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6	The directors of the Company at the date of the board resolutions dated 18 June 2015 and at the date hereof were and are as follows:

SHENG LIU

HSING HSIEN KUNG

JAMES QUN MI

EUGENE JOHN FRANTZ

YUAN GAO

GUIBIN ZHAO

7	Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted bona fide in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

8	To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.

9	All of the issued share capital of the Company is fully paid up as the Company has received in full the subscription price for each issued share.

10	The Company is not a central bank, monetary authority or other sovereign entity of any state.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary (Attn: Ms Harriet Unger).

Signature:	/s/ Sheng Liu
Sheng Liu
Director